UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2025

Lord Abbett Private Credit Fund S

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01843	99-5126353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hudson Street Jersey City, New Jersey	07302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 522-2388

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 1, 2025, Lord Abbett Private Credit Fund S (the “Fund”) closed on an offering of 110 promissory notes due August 1, 2055 (the “Promissory Notes”) in a private offering, with each Promissory Note being issued in connection with the issuance of one common share of the Fund (the “Promissory Notes Offering”) to accredited investors (as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (“Securities Act”). The aggregate principal amount of the Promissory Notes is $110,000 less the value of 110 common shares at issuance. The Fund will pay interest totaling $120 per year on each outstanding Promissory Note, with such interest to be paid semi-annually on or before June 30 and December 31 each year.

The Promissory Notes are general unsecured senior obligations of the Fund and rank equally with all outstanding and future unsecured, unsubordinated indebtedness issued by the Fund. The Promissory Notes are subject to prepayment, in whole or in part, at any time on or following the date on which the Fund has repurchased the common share issued in connection with the Promissory Note. If the Fund elects to prepay the Promissory Notes, the Fund will pay the principal as of the prepayment date plus all accrued, unpaid, and past due interest, and if the prepayment occurs within 24 months of the issue date, the Fund will pay a one-time prepayment premium. The Promissory Notes are also subject to certain customary events of default with cure periods, as applicable. The Promissory Notes are also subject to certain restrictions necessary to protect the Fund’s status as a business development company under the Investment Company Act of 1940, as amended.

The Promissory Notes are issued in reliance on Regulation D under the Securities Act. The Promissory Notes have not and will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, as applicable. The Fund intends to use the net proceeds from the Promissory Note Offering for general corporate purposes.

The information on this Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase the Promissory Notes or any other securities, and shall not constitute an offer, solicitation, or sale in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful.

The description above is only a summary of the material features of the Promissory Notes and is qualified in its entirety by reference to the copy of the Form of Promissory Note, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Promissory Note, dated as of August 1, 2025, by and among Lord Abbett Private Credit Fund S and the purchasers party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORD ABBETT PRIVATE CREDIT FUND S

Date: August 5, 2025	By:	/s/ Salvatore Dona
	Name:	Salvatore Dona
	Title:	Chief Financial Officer